UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2007

FMG ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52833	75-3241964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Forest Park, Second Floor Farmington, CT	06032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 697-2701

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 11, 2007, FMG Acquisition Corp. (the “Company”) consummated the initial public offering (the “IPO”) of 4,733,625 units (the “IPO Units”) (representing 4,500,000 IPO Units and an additional 233,625 IPO Units subject to the underwriters’ exercise of its over-allotment option, the balance of which option will not be exercised), each unit (the “Unit”) consisting of one share of common stock, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock, pursuant to the registration statement on Form S-1 (File No. 333-143466) (the “Registration Statement”). In connection with the IPO, the Company entered into various written agreements, including an underwriting agreement, investment management trust agreement, securities escrow agreement, registration rights agreement, warrant agreement and subordinated revolving line of credit agreement. The purpose of this Current Report on Form 8-K is to file such agreements, as executed in connection with the IPO.

Underwriting Agreement

On October 4, 2007, the Company entered into an underwriting agreement (the “Underwriting Agreement”) relating to the sale of the IPO Units. A copy of the Underwriting Agreement, entered into by and between the Company and Pali Capital Inc. (“Pali”), as representative of the underwriters (collectively, the “Underwriters”), is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Pursuant to the terms of the Underwriting Agreement, the sale of the IPO Units occurred on October 11, 2007 at a purchase price of $7.44 (the offering price to the public of $8.00 per Unit minus the underwriters’ discount of $0.32 per Unit and deferred underwriters’ discount of $0.24 per Unit). A portion of the proceeds of the IPO and the Private Placement (as defined below) were placed into the Trust Account (as defined below) and shall be released to the Company upon the consummation of a business combination (as described in the Registration Statement, the “Business Combination”).

The Underwriting Agreement provided for an underwriters’ discount in an amount equal to 7% of the gross proceeds of the IPO. The Underwriters agreed that a portion of the underwriters’ discount would be deposited into the Trust Account and payable to the Underwriters upon the consummation of the Business Combination and then only with respect to those Units as to which the component Common Stock have not been redeemed in connection with the Business Combination.

The Company also granted the Underwriters a 45-day option to purchase up to an additional 675,000 Units from the Company on the same terms and at the same price as the 4,500,000 Units to cover over-allotments, if any. On October 10, 2007, the Underwriters exercised 233,625 Units subject to this over-allotment option, and the balance of this over-allotment option will not be exercised. The Company has also sold to Pali and / or its designees for $100 an option (the “Pali Option”) to purchase up to 450,000 Units at an exercise price of $10.00 per Unit. A copy of the Pali Option is attached as Exhibit 4.2 hereto and is incorporated by reference herein. The Units issuable upon exercise of the Option are identical to the IPO Units. The Pali Option is exercisable commencing on the later of the consummation of a Business Combination or one year from the effective date (the “Effective Date”) of the IPO. The Pali Option contains certain transfer restrictions and anti-dilution provisions. In addition, the holder of the Pali Option is entitled to demand and “piggyback” registration rights for periods of five and seven years, respectively, from the Effective Date.

In accordance with the Underwriting Agreement, FMG Investors LLC (the “Private Placement Investor”) agreed to purchase from the Company an aggregate of 1,250,000 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant in a private placement (the “Private Placement”) pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”). Such Private Placement was consummated (pursuant to a subscription agreement) immediately prior to the Effective Date of the IPO.

The Warrants underlying the Units are exercisable for the period commencing on the later of the completion of a Business Combination or October 4, 2008 and terminating on October 4, 2011. The Company may redeem the outstanding Warrants (including any warrants issued upon exercise of the Pali Option), in whole and not in part, at a price of $0.01 per Warrant at any time after the Warrants become exercisable upon a minimum of 30 days’ prior written notice and if and only if the last closing sales price of the Common Stock equals or exceeds $11.50 per share for any 20 trading days within a 30-day trading period ending three business days before the Company sends notice of redemption. The Private Placement Warrants may not be redeemed by the Company and may be exercised on a cashless basis so long as they are held by the initial holders thereof or their permitted transferee.

The Underwriting Agreement also includes certain customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriters may be required to make because of any of those liabilities.

Investment Management Trust Agreement

On October 4, 2007, the Company entered into an investment management trust agreement (the “Investment Management Trust Agreement”) with Continental Stock Transfer & Trust Company (“CST”) as trustee. A copy of the Investment Management Trust Agreement is attached as Exhibit 10.2 hereto and is incorporated by reference herein.

Pursuant to the Investment Management Trust Agreement, a portion of the proceeds from the IPO and the Private Placement will be placed into a trust account (the “Trust Account”) at Deutsche Bank Trust Company Americas and maintained by CST as trustee. Of this amount, $1,440,000 represents the deferred underwriters’ discount, which amount shall be payable to the Underwriters upon the consummation of a Business Combination. The funds in the Trust Account will not be released until the earlier of the consummation of a Business Combination or the Company’s dissolution and liquidation; provided, however, the Company shall be permitted to draw the following amounts from the interest income earned on the Trust Account: (i) taxes payable on the interest income and franchise taxes and (ii) up to $1,200,000 to fund the Company’s working capital requirements.

Holders of the Common Stock underlying the Units (the “Public Stockholders”) shall be entitled to receive funds from the Trust Account (including interest earned on such Public Stockholder’s pro rata portion of the Trust Account) in the event the Company dissolves and liquidates. Furthermore, Public Stockholders seeking to redeem their shares of Common Stock in connection with a Business Combination shall be entitled to receive $7.84 per share plus a pro rata portion of the interest income earned on the Trust Account (net of taxes payable and any interest income distributed to the Company). In the event a Business Combination is consummated, all sums remaining in the Trust Account shall be released to the Company and there will be no restriction on the Company’s use of such funds.

Securities Escrow Agreement

On October 4, 2007, the Company entered into a securities escrow agreement (the “Securities Escrow Agreement”) with each of the initial stockholders and warrant holder (the “Initial Holders”) of the Company and CST as escrow agent. A copy of the Securities Escrow Agreement is attached as Exhibit 10.3 hereto and is incorporated by reference herein.

Pursuant to the Securities Escrow Agreement, the Initial Holders placed the shares of Common Stock it owned prior to the IPO (the “Insider Shares”) and Warrants it owned prior to the IPO (“Insider Warrants”) into an escrow account maintained by CST. Subject to limited exceptions, the Insider Shares and Insider Warrants shall not be transferable for certain respective periods (the “Escrow Period”). For the Insider Shares, the applicable Escrow Period will expire one year after the Company’s consummation of the initial Business Combination unless the Company consummates a transaction after the consummation of the initial Business Combination resulting in all of the stockholders of the Company having the right to exchange their shares of Common Stock for cash, securities or other property, and for the Insider Warrants, the applicable Escrow Period will expire on the 90th day following the Company’s consummation of the initial Business Combination,. During the Escrow Period, the initial stockholders shall retain all other rights as stockholders, including, without limitation, the right to vote their Common Stock and the right to receive cash dividends. In the event the Company declares a stock dividend, such dividend will be placed into escrow, as well. In the event the Company dissolves and liquidates, the Insider Shares and Insider Warrants will be cancelled.

Registration Rights Agreement

On October 4, 2007, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Stockholders and the Private Placement Investor. A copy of the Registration Rights Agreement is attached as Exhibit 10.4 hereto and is incorporated by reference herein.

Pursuant to the Registration Rights Agreement, a majority-in-interest of the Initial Stockholders shall be entitled to require the Company, on up to two occasions at any time after the date on which the Insider Shares are released from escrow pursuant to the Securities Escrow Agreement, to register the Insider Shares. In addition, the Initial Stockholders shall have “piggyback” registration rights with respect to the Insider Shares commencing on the date on which the Insider Shares are released from escrow pursuant to the Securities Escrow Agreement. Furthermore, the Private Placement Investor shall be entitled to require the Company, on up to two occasions at any time after the date on which the Insider Warrants are released from escrow pursuant to the Securities Escrow Agreement, to register the Insider Warrants. In addition, the Private Placement Investor shall have “piggyback” registration rights with respect to the Insider Warrants commencing on the date on which the Insider Warrants are released from escrow pursuant to the Securities Escrow Agreement. The Company shall bear the expenses incurred in connection with the filing of any such registration statements.

Warrant Agreement

On October 4, 2007, the Company entered into a warrant agreement (the “Warrant Agreement”) with CST pursuant to which CST shall act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants underlying the IPO Units (the “Public Warrants”) , the Warrants underlying the Pali Option (the “Pali Warrants”) and the Private Placement Warrants (collectively with the Public Warrants and the Pali Warrants, the “Company Warrants”). A copy of the Warrant Agreement is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

The Warrant Agreement provides for, among other things, the form and provisions of the Company Warrants and the manner in which the Company Warrants may be exercised. The Warrant Agreement also contains certain transfer restrictions and anti-dilution provisions, the manner in which the Company Warrants may be redeemed and the registration rights related to the Representative’s Warrants and the Private Placement Warrants.

Subordinated Revolving Line of Credit Agreement

On October 4, 2007, the Company entered into a subordinated revolving line of credit agreement with FMG Investors LLC (“FMG Investors”), an initial stockholder of the Company. FMG Investors provided the Company with a limited recourse revolving line of credit under which the Company may borrow and have outstanding up to $250,000 at any time. This revolving line of credit will terminate upon the earlier of the Company’s consummation of the initial Business Combination, or the Company’s dissolution, and may be used to pay costs, expenses and claims in connection with the Company’s dissolution. The revolving line of credit will not bear interest nor allow FMG Investors to recover any outstanding monies from the trust account. The funds in the trust account will be distributed to the public stockholders if the Company does not consummate the initial Business Combination within the requisite time period. The Company may use a portion of these borrowed funds to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. A copy of the Subordinated Revolving Line of Credit Agreement is attached as Exhibit 10.5 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

4.1	Warrant Agreement, dated October 4, 2007, by and between FMG Acquisition Corp. and Continental Stock Transfer & Trust Company

4.2	Form of Unit Purchase Option

10.1	Underwriting Agreement, dated October 4, 2007, by and between FMG Acquisition Corp. and Pali Capital Inc., as representative of the underwriters

10.2	Investment Management Trust Agreement, dated October 4, 2007, by and between FMG Acquisition Corp. and Continental Stock Transfer & Trust Company

10.3
Securities Escrow Agreement, dated October 4, 2007, by and among FMG Acquisition Corp., the initial stockholders (including the initial warrant holder) named therein and Continental Stock Transfer & Trust Company

10.4	Registration Rights Agreement, dated October 4, 2007, by and among FMG Acquisition Corp. and the investors named therein

10.5	Subordinated Revolving Line of Credit Agreement, dated October 4, by and among FMG Investors LLC and FMG Acquisition Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMG ACQUISITION CORP.

Dated: October 11, 2007	By:	/s/ Gordon G. Pratt
Name: Gordon G. Pratt
Title: Chairman, President and Chief Executive Officer